Exhibit 10.3

LEAK-OUT AGREEMENT

January 16, 2026

This agreement (the “Leak-Out Agreement”) is being delivered to you in connection with an understanding by and between Black Titan Corporation, a Cayman Islands exempted company (the “Company”), and the person or persons named on the signature pages hereto (collectively, the “Holders”).

Reference is hereby made to (a) the Securities Purchase Agreement, dated January 16, 2026 (the “Purchase Agreement”), by and among the Company and each purchaser identified on the signature pages thereto (each, a “Purchaser” and collectively, the “Purchasers”) in connection with the issuance by the Company of convertible notes (the “Notes”), which Notes shall be convertible into Ordinary Shares. Capitalized terms not defined herein shall have the meaning as set forth in the Purchase Agreement, unless otherwise set forth herein.

The Holder agrees solely with the Company that, for so long as any Notes remain outstanding (such period, the “Restricted Period”), neither the Holder, nor any affiliate of such Holder which (x) had or has knowledge of the transactions contemplated by the Purchase Agreement, (y) has or shares discretion relating to such Holder’s investments or trading or information concerning such Holder’s investments, including in respect of the Securities, or (z) is subject to such Holder’s review or input concerning such affiliate’s investments or trading (together, the “Holder’s Trading Affiliates”), collectively, shall sell, dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any Trading Day during the Restricted Period (any such date, a “Date of Determination”), Ordinary Shares in an amount representing more than, when measured at any given point during the applicable Date of Determination, 5% of the cumulative trading volume of the Ordinary Shares for such date (which cumulative trading volume shall include pre-market and post-market trading volume for such date) as reported by Bloomberg, LP (“Leak-Out Percentage”), provided that, in the event and for so long as the price of the Ordinary Shares on the Principal Market (or, if the Ordinary Shares are no longer traded or quoted on the Principal Market, on any other Eligible Market on which the Ordinary Shares are then traded or quoted), at any point during Extended Trading Hours on a Trading Day exceeds 120% of the closing price of the Ordinary Shares on the Principal Market (or, if the Ordinary Shares are no longer traded or quoted on the Principal Market, on any other Eligible Market on which the Ordinary Shares are then traded or quoted) for (i) if after 4:00 p.m. (New York City time), the Date of Determination or (ii) if prior to 4:00 p.m. (New York City time), the Trading Day immediately preceding the Date of Determination, the Leak-Out Percentage shall be 10%, unless such trading price is below $1.00 in which case the Leak-Out Percentage shall remain 5%, provided further that, for purposes of clarity, the Leak-Out Percentage of the cumulative trading volume of the Ordinary Shares on the applicable Date of Determination applies at each moment during such Date of Determination. As used herein, “Extended Trading Hours” means 4:00 a.m. (New York City time) to 8:00 p.m. (New York City time) on a Trading Day.

Notwithstanding anything herein to the contrary, during the Restricted Period, the Holder may, directly or indirectly, sell or transfer all, or any part, of any “restricted securities” (as defined in Rule 144) to any Person (an “Assignee”) in a transaction which does not need to be reported on the consolidated tape on the Principal Market, without complying with (or otherwise limited by) the restrictions set forth in this Leak-Out Agreement; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement in the form of this Leak-Out Agreement (an “Assignee Agreement”, and each such transfer a “Permitted Transfer”) and, subsequent to a Permitted Transfer, sales of the Holder and the Holder’s Trading Affiliates and all Assignees (other than any such sales that constitute Permitted Transfers) shall be aggregated for all purposes of this Leak-Out Agreement and Assignee Agreements.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Leak-Out Agreement must be in writing and shall be given in accordance with the terms of the Purchase Agreement.

This Leak-Out Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Leak-Out Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Leak-Out Agreement may not be amended or modified except with the prior written consent of the Required Holders in a writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this Leak-Out Agreement shall be governed by the applicable provisions of the Purchase Agreement.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Leak-Out Agreement, the other party or parties hereto may not have an adequate remedy at law for money damages in the event that this Leak-Out Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

The obligations of the Holder under this Leak-Out Agreement are several and not joint with the obligations of any other holder of any of the Securities issued under the Purchase Agreement or any other agreement (each, an “Other Holder”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder. Nothing contained herein or in this Leak-Out Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Leak-Out Agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Leak-Out Agreement or any other agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Leak-Out Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

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The parties hereto have executed this Leak-Out Agreement as of the date first set forth above.

Sincerely,

BLACK TITAN CORPORATION

By:
Name:
Title:

Agreed to and Accepted:

“HOLDER”

[●]

By:
Name:
Title:	Authorized Signatory

[Signature Page to Leak-Out Agreement]